Exhibit 5.1
300 North LaSalle Street
Chicago, Illinois 60654

312 862-2000	Facsimile:
312 862-2200
www.kirkland.com
August 14, 2009
Horsehead Holding Corp.
4955 Steubenville Pike, Suite 405
Pittsburgh, Pennsylvania 15205
Ladies and Gentlemen:
     We are acting as special counsel to Horsehead Holding Corp., a Delaware corporation (the “Company”), and each of the Company’s subsidiaries listed on Schedule I hereto (collectively, the “Subsidiary Guarantors”), in connection with the preparation of the Registration Statement on Form S-3 (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”) originally filed with the Securities and Exchange Commission (the “Commission”) on July 16, 2009 under the Securities Act of 1933, as amended (the “Securities Act”), by the Company and the Subsidiary Guarantors. The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act (the “Rules”), of an unspecified amount of (a) shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), (b) shares of preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”), (c) depositary shares representing fractional interests in shares of Preferred Stock evidenced by depositary receipts of the Company (the “Depositary Shares”), (d) warrants to purchase debt or equity securities of the Company (the “Warrants”), (e) subscription rights to purchase Common Stock or other securities of the Company (the “Subscription Rights”), (f) debt securities of the Company (the “Debt Securities”), (g) guarantees of the Debt Securities by the Subsidiary Guarantors (the “Guarantees”), (h) share purchase contracts of the Company (the “Share Purchase Contracts”) and (i) share purchase units (the “Share Purchase Units” and together with the Common Stock, the Preferred Stock, the Depositary Shares, the Warrants, the Subscription Rights, the Debt Securities, the Guarantees and the Share Purchase Contracts, the “Securities”) in one or more offerings from time to time on a delayed or continuous basis (the “Offerings”) for an aggregate amount not to exceed $200,000,000 or such larger amount as may be permitted to be registered pursuant to Rule 462(b) of the Rules.

Horsehead Holding Corp.
August 14, 2009

     The Depositary Shares will be issued under deposit agreements (the “Deposit Agreements”), to be entered into between the Company and a bank or trust company (the “Depositary”).
     The Warrants will be issued under one or more warrant agreements (the “Warrant Agreements”), to be entered into between the Company and a bank or trust company as warrant agent (the “Warrant Agent”).
     The Subscription Rights will be issued under one or more subscription rights agreements (the “Subscription Right Agreements”), to be entered into between the Company and a bank or trust company as rights agent (the “Rights Agent”).
     Senior Debt Securities will be issued under a senior indenture (the “Senior Indenture”) between the Company and a trustee named therein (the “Trustee”). Subordinated Debt Securities will be issued under a subordinated indenture (the “Subordinated Indenture” and together with the Senior Indenture, the “Indentures”) between the Company and the Trustee.
     The Share Purchase Contracts will be issued under one or more share purchase contract agreements (the “Share Purchase Contract Agreements”), to be entered into between the Company and an agent (the “Share Purchase Contract Agent”).
     In connection with the registration of the Securities, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including: (i) the organizational documents of the Company, (ii) minutes and records of the corporate proceedings of the Company and (iii) the Registration Statement and the exhibits thereto.
     For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the Subsidiary Guarantors and the due authorization, execution and delivery of all documents by the parties thereto other than the Company and the Subsidiary Guarantors. We have not independently established or verified any facts relevant to the opinion expressed herein, but have relied upon statements and representations of the officers and other representatives of the Company and the Subsidiary Guarantors.

Horsehead Holding Corp.
August 14, 2009

     We have also assumed that:
     (i) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement;
     (ii) a prospectus supplement or term sheet (“Prospectus Supplement”) will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws;
     (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement;
     (iv) the Securities will be issued and sold in the form and containing the terms set forth in the Registration Statement, the appropriate Prospectus Supplement and, as applicable, the appropriate Deposit Agreement, Warrant Agreement, Subscription Rights Agreement, Indenture or Share Purchase Contract Agreement;
     (v) the Securities offered, as well as the terms of each of the Deposit Agreements, Warrant Agreements, Subscription Rights Agreements, Indentures and Share Purchase Contract Agreements, as they will be executed and delivered, do not result in a default under or breach of any agreement or instrument binding upon the Company or the Subsidiary Guarantors;
     (vi) the Company and the Subsidiary Guarantors will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities necessary to issue and sell the Securities being offered and to execute and deliver each of the Deposit Agreements, Warrant Agreements, Share Purchase Contract Agreements, Subscription Rights Agreements and Indentures;
     (vii) the Securities offered as well as the terms of each of the Deposit Agreements, Warrant Agreements, Subscription Rights Agreements and Indentures, as they will be executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company and the Subsidiary Guarantors, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company and the Subsidiary Guarantors; and
     (viii) a definitive purchase, underwriting or similar agreement (each, a “Purchase Agreement”) with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

Horsehead Holding Corp.
August 14, 2009

     Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:
1.	The shares of Common Stock to be issued and sold by the Company, when duly authorized by appropriate corporate action of the Company (including the Board of Directors of the Company or a committee thereof), and issued, sold and delivered against payment therefor in accordance with such authorization, the applicable Purchase Agreement and applicable law and in the manner and for the consideration stated in the Registration Statement and the applicable Prospectus Supplement, will be validly issued, fully paid and nonassessable.

2.	When, as and if (a) any particular series of Preferred Stock has been authorized and duly established in accordance with applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, issuance and delivery of shares of such Preferred Stock (and the filing of any required certificate of designation, amendment or supplement to the organizational documents of the Company), and (c) the shares of such Preferred Stock have been issued, sold and delivered against payment therefor in accordance with such authorization, the applicable Purchase Agreement and applicable law and in the manner and for the consideration stated in the Registration Statement and the applicable Prospectus Supplement, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

3.	When, as and if (a) any Preferred Stock in the form of Depositary Shares has been duly authorized and duly established in accordance with the applicable Deposit Agreements and applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of such Depositary Shares (and any required amendment or supplement to the applicable Deposit Agreement), (c) the Preferred Stock represented by the Depositary Shares has been duly delivered to the Depositary under the applicable Deposit Agreement, and (d) the depositary receipts evidencing the Depositary Shares have been duly executed, attested, issued and delivered by duly authorized officers, such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Agreement.

4.	When, as and if (a) any particular series of Warrants has been duly authorized and duly established in accordance with the applicable Warrant Agreements and applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of such Warrants (and any required amendment or supplement to the applicable Warrant Agreement), and (c) the Warrants have been duly executed, attested, issued and delivered by duly authorized officers against payment

Horsehead Holding Corp.
August 14, 2009

therefor in accordance with such authorization, the applicable Warrant Agreement, the applicable Purchase Agreement and applicable law and authenticated by the Warrant Agent, such Warrants (including any Warrants duly executed and delivered upon the exchange or conversion of Warrants that are exchangeable or convertible into another series of Warrants) will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

5.	When, as and if (a) any Subscription Rights have been duly authorized and duly established in accordance with the applicable Subscription Rights Agreement and applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of such Subscription Rights (and any required amendment or supplement to the applicable Subscription Rights Agreement), and (c) the Subscription Rights Agreements have been duly executed, attested, issued and delivered by duly authorized officers against payment therefore, if applicable, in accordance with such authorization, the applicable Subscription Rights Agreement, the applicable Purchase Agreement and applicable law and authenticated by the Rights Agent, such Subscription Rights will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

6.	When, as and if (a) any Debt Securities have been duly authorized and duly established in accordance with the applicable Indenture and applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of such Debt Securities (and any required amendment or supplement to the applicable Indentures), and (c) the applicable Indenture has been duly executed, attested, issued and delivered by duly authorized officers, such Debt Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

7.	When, as and if (a) any Guarantees of Debt Securities have been duly authorized and duly approved by each Subsidiary Guarantor, as applicable in accordance with applicable law, (b) the appropriate corporate or organizational action has been taken by the Subsidiary Guarantors to authorize the form, terms, execution and delivery of such Guarantees, (c) the Guarantees have been duly executed, attested, issued and delivered by duly authorized officers, and (d) the Debt Securities underlying such Guarantees have been duly executed, authenticated, issued and delivered, such Guarantees will constitute valid and binding obligations of each Subsidiary Guarantor, as applicable, enforceable against each Subsidiary Guarantor, as applicable, in accordance with their terms.

Horsehead Holding Corp.
August 14, 2009

8.	When, as and if (a) any Share Purchase Contracts have been duly authorized and duly established in accordance with applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of such Share Purchase Contracts, and (c) the Share Purchase Contracts have been duly executed, attested, issued and delivered by duly authorized officers, such Share Purchase Contracts will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

9.	When, as and if (a) any Share Purchase Units have been duly authorized and duly established in accordance with applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of such Share Purchase Units, and (c) the Share Purchase Units have been duly executed, attested, issued and delivered by duly authorized officers, such Share Purchase Units will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.
     Our opinion expressed above is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies, and (iv) any laws except the federal securities laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware constitution and reported judicial decisions interpreting these laws.

Horsehead Holding Corp.
August 14, 2009

     To the extent that the obligations of the Company under the Deposit Agreements, Warrant Agreements, Subscription Rights Agreements, Indentures or Share Purchase Contract Agreements (collectively, the “Securities Agreements”) may be dependent on such matters, we assume for purposes of this opinion that the applicable Warrant Agent, Rights Agent, Share Purchase Contract Agent, Depositary or Trustee (each an “Agent” and collectively, the “Agents”) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such Agent is duly qualified to engage in the activities contemplated by the applicable Securities Agreements; that each Securities Agreement has been duly authorized, executed and delivered by applicable Agent and constitutes the legally valid and binding obligations of such Agent, enforceable against such Agent in accordance with its terms; that the applicable Agent is in compliance, generally and with respect to acting as an agent under the Securities Agreements with all applicable laws and regulations; and that the applicable Agent has the requisite organizational and legal power and authority to perform its obligations under the applicable Securities Agreements.
     We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion and consent may be incorporated by reference in a subsequent registration statement filed pursuant to Rule 462(b) of the Rules with respect to the registration of additional Securities for sale in any Offering contemplated by the Registration Statement and shall cover such additional Securities.
     We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the sale of the Securities.
     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect. We assume no obligation to revise or supplement this opinion should the present federal securities laws of the United States, laws of the State of New York or the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.

Horsehead Holding Corp.
August 14, 2009

     This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Sincerely,
/s/ KIRKLAND & ELLIS LLP

KIRKLAND & ELLIS LLP

Schedule I
Subsidiary Guarantors

State of Incorporation or
Exact Name as Specified in its Charter	Organization
Horsehead Corporation	Delaware
Chestnut Ridge Railroad Corp.	Delaware
Horsehead Metals Development, LLC	Delaware